UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 2, 2005

THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH		03885
(Address of Principal Executive Offices)		(Zip Code)

(603) 772-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

The Timberland Company 2005 Long Term Incentive Program for Kenneth P. Pucker

On March 2, 2005, the Management Development and Compensation Committee (the “MDCC”) of the board of directors of The Timberland Company (the “Company”) approved the terms of The Timberland Company 2005 Long Term Incentive Program for Kenneth P. Pucker (the “2005 KPP LTIP”).  Mr. Pucker is the Company’s Executive Vice President and Chief Operating Officer.  The 2005 KPP LTIP was established under the Company’s 1997 Incentive Plan, as amended (the “Plan”), and amounts paid under it are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  Under the terms of the 2005 KPP LTIP, Mr. Pucker can earn a $1,250,000 cash bonus award if an earnings per share goal is attained for fiscal year 2005 and Mr. Pucker is continuously employed by the Company through March 31, 2007.  If earned, the award will be paid not later than March 31, 2007.  A copy of the 2005 KPP LTIP is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.  Other long term award plans established in 2004 will be included as Exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                                                                           2005 Long Term Incentive Program for Kenneth P. Pucker, effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: March 7, 2005	By:	/s/ John Crimmins
	Name:	John Crimmins
	Title:	Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2005 Long Term Incentive Program for Kenneth P. Pucker, effective January 1, 2005.